EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT

        Name                                        State of Incorporation

Mainsource Bank                                          Indiana
Regional Bank                                            Indiana
Kentucky United Bancorp, Inc.                            Kentucky
IUB Illinois Holdings, Inc.                              Indiana
MainSource Bank of Illinois                              Illinois
IUB Reinsurance Co., Ltd.                                Turks and Caicos
MainSource Insurance, Inc.                               Indiana
MSB Investments of Nevada, Inc.                          Nevada
RB Investments, Inc.                                     Nevada
MainSource Statutory Trust I                             Connecticut
MainSource Statutory Trust II                            Connecticut
MainSource Statutory Trust III                           Delaware
RB Holdings, Inc.                                        Nevada
MSB Holdings of Nevada, Inc.                             Nevada
MSB of Nevada, LLC                                       Nevada
MSB Realty, Inc.                                         Maryland
RB of Nevada, LLC                                        Nevada
MainSource Title, LLC                                    Indiana
First Community Real Estate Management, Inc.             Indiana
Peoples Trust Company                                    Indiana
MainSource Mortgage, LLC                                 Indiana